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Exhibit 99.30a-2(b)CERT

CERTIFICATIONS PURSUANT TO RULE 30a-2(b) UNDER THE INVESTMENT COMPANY ACT OF
1940


       Anthony R. Manno, Jr., President, and Jeffrey C. Nellessen, Chief Financial Officer of Security Capital Real Estate Mutual Funds Incorporated (the "Registrant"), each certify to the best of his knowledge that:

   1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

   2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ Anthony R. Manno Jr.
    ------------------------
    Anthony R. Manno Jr.
    President

Date: September 15, 2003

By: /s/ Jeffrey C. Nellessen
    ------------------------
    Jeffrey C. Nellessen
    Chief Financial Officer

Date: September 15, 2003